ARNOLD COMPANIES
                    DIVISION OF THE ARNOLD FAMILY CORPORATION
                         720 GRACERN ROAD, BUILDING 200
                       COLUMBIA, SOUTH CAROLINA 29210-7658


                                COMMERCIAL LEASE


         THIS LEASE AGREEMENT (hereinafter "Lease") is entered into as of the 12th day of October 1998, between Stephenson Park Associates, LP (hereinafter called "Landlord"), Premier Express Claims, Inc. (hereinafter called "Tenant").


         1. LEASED PROPERTY. The Landlord hereby leases to Tenant, subject to the covenants, terms and conditions hereinafter expressed that certain parcel of real property, together with that building and other improvements thereon and all rights, easements, privileges, and appurtenances thereunto belonging, located at 720 Gracern Road, Suite 420, Columbia, SC 29210, henceforth referred to as the "Leased Property", and more particularly described and identified in the area outlined in red on the map or floorplan annexed hereto as Exhibit "A" and by reference made a part hereof.


         2. TERM AND DELIVERY OF PREMISES. To have and to hold said premises unto the Tenant for a term of 5 years beginning on December 1, 1998 and ending on November 30, 2003.

         It is further agreed and understood that if Landlord is unable to deliver possession of the demised premises to the Tenant at the commencement of the term of this lease because of the retention of possession thereof by other parties than Landlord, or because Landlord is unable to get the premises ready for occupancy by Tenant, then Landlord shall not be liable to Tenant for damages and this lease shall not terminate, provided however, that Tenant shall have no obligation to pay hereunder until possession of the demised premises is delivered to Tenant. Landlord shall use all reasonable diligence to deliver possession of the premises to Tenant upon commencement of the within term.

         It is anticipated that possession may be had on November 15, 1998, however, if for any reason Landlord fails to give possession of the demised premises on that date, then this lease and payment of rent will commence as of the day possession is given with the further understanding that possession must be had by December 1, 1998 or Tenant may terminate this lease by written notice prior to the Landlord's tendering possession of the demised premises to the Tenant. If the term of this lease shall commence on a day other than the first day of a calendar month, rental shall be paid for the portion of the month in proportion to the monthly rental rate as herein provided and the term provided for this lease shall be extended so as to cause the expiration of the term to be on the last day of the month of the term.


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         3.  COVENANTS  AND  CONDITIONS  OF  LEASE.  This  lease  is made on the following covenants and conditions which are expressly agreed to by Landlord and
Tenant:

                  Rent: Tenant covenants to pay as rental to Landlord the annual and monthly sums as stipulated in Paragraph 33. Said rental shall be payable in advance at the office of Arnold Companies, 720 Gracern Road, Building 200, Columbia, South Carolina, 29210-7658. Rent is due on the first day of each month and shall not be withheld for any reason whatsoever.

                  In the event Tenant shall fail to pay rental within Ten (10) days of the due date, a late charge of ten percent (10%) of the monthly rental, compounded monthly but a minimum of ten ($10.00) dollars per month, shall be added to the rental and paid to Landlord for each such late payment, and the same shall be treated as additional rent.


         4. UTILITIES. Tenant agrees to pay for all utility connections and services rendered or furnished to the Leased Property during the Lease term.


         5. REPAIRS AND MAINTENANCE. Tenant agrees, throughout the Lease term, to maintain the Leased Property, including the interior and exterior portions of the building being leased hereunder, and any improvements thereon, in a clean and safe manner and to make, at its expense, such ordinary repairs and replacements as may be required to keep said Leased Property and the interior and exterior of said building and improvements in good condition (excluding repairs and replacements necessitated by a fire or other casualty insurable under a standard form All Risk Fire and Extended Coverage Insurance Policy), ordinary wear and tear, damage by the elements and any obligations of Landlord excepted. * All warranties transferred to Tenant.

         Tenant further agrees to make, at its own expense less a $250 per agreed-upon instance Landlord contribution, all major repairs and replacements required to maintain the utility systems including the HVAC, plumbing and electric systems, and to maintain the exterior portion of the Leased Property in a good and safe condition; and to make at its expense, such major repairs, replacements and improvements as may be required to keep the utility systems of the Leased Property and interior and exterior of said building and improvements in compliance with all applicable federal, state and municipal laws and all applicable rules, regulations and directives of properly constituted governmental authorities. Landlord agrees to maintain the foundations, roof and structural portions of the exterior walls of the Building (except for glass and exterior doors and repairs necessitated by acts of Tenant and/or its agents, employees or invitees). In the event that the building situate upon the Leased Property should become in need of repairs, replacements, or improvements required to be made by the Landlord hereunder, Tenant shall give written notice thereof to Landlord, and Landlord shall proceed promptly to make such repairs, replacements or improvements, at its own expense.

         In the event that the need for repairs, replacements or restorations shall be caused by fire or other casualty or by taking under the power of eminent domain, the obligations of Landlord and Tenant shall be determined in accordance with Paragraph 12 or 17 as the case may be.

         6. PAYMENT OF TAXES AND OTHER ASSESSMENTS. Landlord shall pay annually all real estate taxes on the demised premises existing at the commencement of this Lease. However, Tenant shall reimburse Landlord for their pro rata share of any and all taxes and other assessments assessed or levied against the premises, as well as any special assessment imposed upon the demised premises for any purpose whatsoever during the term, whether the in taxation results from a higher tax rate or an increase in the assessed valuation of the demised premises or of both. However, if the improvements upon the demised premises are not fully assessed by the local assessor's office during the agreed upon base year, the tax base will be amended in the following manner. The millage rate established in the year as set out above shall be applied to the assessed value of the demised premises when fully assessed by the Tax Assessor's office. Should the full assessment not be completed until after this Lease expires or is terminated, this increase will be due and payable upon demand. If the taxes of the demised premises are increased because of the fixtures added by Tenant, Tenant shall reimburse Landlord for all taxes assessed because of said improvements. Such payment shall be made by Tenant and Landlord not later than thirty (30) days following the date on which Landlord provides Tenant with written evidence of such increase. In the event the premises are less than the entire property assessed for such taxes for any such year, then the tax for any such year applicable to the premises shall be determined by proration on the basis that the rentable floor area of the premises bears to the rentable floor area of the entire property assessed. If the final year of the Lease term fails to coincide with the tax year, then any excess for the tax year during which the term ends shall be reduced by the pro rata part of such tax beyond the Lease term. For the purpose of this covenant, it is agreed that the premises demised hereunder contains 6,000 square feet and the rentable area of the building is 10,000 square feet. Tenant's Pro-Rata share is 60.0%.


         7. ALTERATION OF BUILDINGS AND INSTALLATION OF FIXTURES AND OTHER APPURTENANCES. Tenant may only with the prior consent of Landlord, but at its own cost and expense in a good, workmanlike manner, make such alterations and repairs in the building as Tenant may require for the conduct of its business without, however, materially altering the basic character of the building or improvements, or weakening any structure on the demised premises. Tenant shall have the right, without the permission of Landlord, to erect, at Tenant's sole cost and expense, such temporary partitions, including office partitions, as may be necessary to facilitate the handling of Tenant's business and to install electrical fixtures, additional lights and wiring and other trade appliances. Any alterations or improvements to the leased premises, including but not limited to partitions, all electrical fixtures, lights and wiring, shall at the option of Landlord, become the property of Landlord, at the expiration or sooner termination of this Lease. Should Landlord request Tenant to remove all or any part of the above mentioned items, Tenant shall do so prior to the expiration of this Lease and repair premises to its original condition. Temporary shelves, bins and machinery installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time; provided, however, that all covenants, including rent, due hereunder to Landlord shall have complied with and paid. At the expiration or sooner termination of this Lease, or any extension thereof, Tenant shall remove said shelves, bins and machinery, and repair, in good and workmanlike manner, all damage done to the leased premises by such removal. Tenant shall not exercise the right and privilege granted by this Article 7 in such manner as to damage or affect the structural qualities of the building. Before any work is begun, Tenant agrees to furnish Landlord with hold harmless agreements from all contractors protecting against mechanics liens.

         8. PROPERTY INSURANCE. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the premises, in the amount of the full replacement value thereof, providing against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk) and loss of rents. Tenant shall pay during the term hereof, in addition to rent, the amount of any pro rata share of premiums for the insurance required under this Paragraph 8. Tenant shall pay any such premium increases to Landlord within thirty (30) days after receipt by Tenant of a copy of the premium statement or other satisfactory evidence of the amount due. If the insurance policies maintained hereunder cover other improvements in addition to the premises, Landlord shall also deliver to Tenant a statement of the amount of such increase attributable to the premises and showing in reasonable detail the manner in which such amount was computed. If the term of this Lease shall not expire concurrently with the expiration of the period covered by such insurance, Tenant's liability for premium increases shall be prorated on an annual basis. If the premises are less than the total property the base pro rata share shall be the same as in Paragraph 6 (Taxes). Tenant will not permit or suffer anything to be done nor keep anything in or about the premises which would render the insurance thereon void or voidable or cause cancellation. Tenant will not keep, use or sell, or allow to be kept, used or sold in or about the leased premises, any article or material which is prohibited by law or by standard fire insurance policies of the kind customarily in force with respect to premises of the same general type as those covered by this Lease.


         9. LIABILITY INSURANCE. Tenant will procure and keep in effect during the Lease term and any extension thereof, at its sole cost and expense, Comprehensive General Liability Insurance coverage with a combined single limit of One Million Dollars ($1,000,000.00) per occurrence with respect to bodily injury and property damage resulting from or occurring in connection with Tenant's use and/or occupancy of the Leased Property. Such policy shall name as insured Tenant, Landlord and any mortgagees of which Tenant has notice as their interests shall appear. Evidence of such insurance shall be delivered to Landlord upon commencement of this Lease, and the policy or policies pertaining to such insurance shall provide for at least thirty (30) days prior notification to both Landlord and Tenant in the event of significant modification or cancellation.


         10. INDEMNIFICATION. Tenant will defend, indemnify and hold harmless Landlord from and against all losses, claims, damages and expenses resulting from any accident or other occurrence on or about the Leased Property caused by the negligence of Tenant, Tenant's agents or employees and resulting in injury or death to any person or damage to any property, except when such injury, damage or death is due to the negligence of (or results from a breach of this Lease's terms and conditions by) the Landlord, its successors or assigns.

         11. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the Landlord's consent, which shall not be unreasonably withheld, have the right to assign or sublease the Leased Property, or any part thereof to any third party. In any event, the Tenant shall notify Landlord or any potential assignment or sublease to be approved by the Landlord and shall remain primarily liable hereunder. The Tenant shall not lease to a Sublessee at any profit or rate above the amount that is stipulated by this lease. Any rental increases or profit from subletting shall become due and payable to the Landlord.


         12. DAMAGE AND DESTRUCTION. Irrespective of any allegation of negligence, if the Leased Property or any portion thereof is so damaged or destroyed by the elements or other cause as to render the Leased Property or portion thereof unsuitable for the purposes intended by Tenant and the Leased Property cannot be restored to its former condition within one hundred twenty
(120) days after such damage or destruction, then Landlord shall have the option to declare this Lease null and void, and in which event Tenant shall promptly surrender the Leased Property to Landlord and shall pay rent and other charges only to the time of such surrender. If the Leased Property can be restored to its former condition within one hundred twenty (120) days after such damage or destruction, or within such longer period as is mutually agreeable to both parties, then Landlord shall have the responsibility of causing the Leased Property to be restored to its former condition as soon as possible, and the rent and other charges payable hereunder shall be abated or equitably reduced, whichever is applicable, in an amount equal to the proportion of the Leased Property which Tenant is unable to use in accordance with the purposes specified herein as a result of such damage or destruction, from the date of such damage or destruction until such restoration is completed, and such period of time from the date of damage until restoration shall be added to the Lease term or the applicable renewal term then in effect.


         13. CONDUCT OF BUSINESS AND USE OF LEASED PROPERTY. Tenant shall conduct its business in accordance with all Federal and State laws and all local ordinances applicable to such business. Tenant agrees not to abandon or vacate the demised premises. Landlord covenants that the Leased Property may be lawfully used by Tenant for a call center or any other legal purposes not inconsistent therewith.


         14. COVENANT OF QUIET ENJOYMENT. Landlord covenants that it is seized of the Leased Property in fee simple and has a good right to execute this Lease, and that if Tenant performs in accordance with the terms and conditions hereof, Tenant shall have the peaceable possession and quiet enjoyment of the Leased Property throughout the Lease term and any extension thereof without any interference or restriction by Landlord or any person claiming lawfully under the Landlord. The Landlord will guarantee ingress and egress to the Leased Property.


         15.  TENANT'S  DEFAULT.  If the Leased  Property  shall be  deserted or vacated, or Tenant shall voluntarily file a petition in bankruptcy or be adjudicated a bankrupt in a proceeding against it, or a receiver for Tenant or for all or a substantial part of its property shall be appointed, or a court order shall be made approving a petition seeking reorganization or an arrangement under the Bankruptcy Act and any such adjudication, appointment or order shall not have been vacated or set aside or otherwise terminated or stayed within sixty (60) days from the entry or granting thereof, or if there shall be a default in the payment of rent or any part thereof for more than fifteen (15) days after written notice of such default by the Landlord is received by Tenant, or if there shall be default by Tenant in the performance of any other material covenant or material condition herein contained for more than thirty (30) days after receipt of written notice thereof; then, upon any of such events, this Lease (if the Landlord so elects) shall thereupon become null and void, and the Landlord may, at its option, relet the Leased Property or any part thereof, as the agent of the Tenant, and the Tenant shall pay the Landlord the difference, if any, between the rent owed by Tenant for the remaining portion of the Lease term and the amount received or to be received under such reletting for such portion of the Lease term. Landlord shall be required to exercise reasonable good faith efforts to mitigate its damages and relet the Leased Property in accordance with the customary practice in South Carolina.

         Should the Tenant, pursuant to this Lease, become obligated to reimburse or otherwise pay the Landlord any sum of money in addition to the base rent, the amount thereof shall be deemed additional rent and may, at the option of the Landlord, be added to any subsequent installment of the base rent due and payable under this Lease, in which event the Landlord shall have the remedies for default in the payment thereof provided by this Lease. The provisions of this paragraph shall survive the termination of this Lease.


         16. DEFAULT OF LANDLORD. If at any time during the term hereof Landlord shall default in any of its obligations under this lease, Tenant may give the written notice to Landlord of its intention to terminate the lease, together with a statement of the nature of such default, and such termination shall become effective on the forty fifth (45th) day after the date of such notice unless (a) such default shall be cured with forty five (45) days after such or
(b) if the default is of such a nature that it cannot be cured within such period, the necessary steps to cure such default are duly taken within such period and are thereafter diligently pursued.


         17. EMINENT DOMAIN. If the whole of the Leased Property is condemned for any public use or purpose by any legally constituted authority, this Lease shall cease from the date of such taking and rental shall be accounted for between the Landlord and the Tenant as of the date of the surrender of possession. If any portion of the Leased Property is so condemned and the property so taken shall make the Leased Property unsuitable for the purposes contemplated hereunder, Tenant shall have the right to terminate this Lease, effective as of the date of such taking and the rental shall be similarly accounted for. If a portion of the Leased Property shall be taken and Tenant shall not so elect to terminate this Lease, the rental shall, from and after the date of taking be proportionately reduced in an amount equal to the portion of the Leased Property so taken and Landlord shall forthwith restore the remaining portion of the Leased Property to a complete architectural unit provided that the award received by Landlord as a result of such partial condemnation is sufficient for such restoration. Unless the condemnation award specifically allows or clearly implies that a portion thereof be allocated to Tenant for trade fixtures, alterations, additions, and improvements, moving expenses or other consequential damages, Tenant shall have no right of recovery against Landlord for any portion of such condemnation award.

         18. HOLDING OVER. If Tenant remains in possession of the Leased Property after the expiration of the Lease term, or after the expiration of any renewal term, such possession shall be at a base rental rate of two (2) times the last months base rental rate with all other terms and provisions of this Lease to remain in effect.


         19. SURRENDER OF LEASED PROPERTY. At the expiration of this Lease or any renewal thereof, or at the earlier termination of the Lease as herein provided, Tenant will peaceably and quietly leave the Leased Property and surrender the possession thereof to Landlord in as good condition as it was upon the commencement of the Lease term reasonable wear and tear, damage by the elements and permitted alterations and improvements excepted. Tenant shall proceed immediately upon the termination or expiration of this Lease to remove from the Leased Property all personal property, equipment, furnishings and trade fixtures placed by it on, to, or in said Leased Property, whether nailed, bolted, or otherwise affixed. Any damage caused by such removals shall be promptly repaired by Tenant at its own expense. Any alterations and improvements not removed within thirty (30) days of the termination or expiration shall, at Landlord's option, become property of Landlord who may dispose of such alterations or improvements as it sees fit.


         20. EFFECT OF WAIVER. The failure of either party to enforce any of the rights given to it under this Lease by reason of the violation of any of the covenants in this Lease to be performed by the other party shall not be construed as a waiver of the right of either party to exercise any such rights as to any subsequent violations of such covenants, or as a waiver of any of the rights given either party by reason of the violation of any of the other covenants of this Lease.


         21. NOTICES. Any notice or other communication required to be given a party hereto shall be in writing and either hand delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as set forth below. For all purposes hereunder, "receipt" shall be deemed to occur on the date of actual receipt.

                                    As to Landlord, to:
                                    Stephenson Park Associates, LP
                                    Attn: Property Manager
                                    P.O. Box 211787
                                    Columbia, South Carolina  29221-6787
                                    Office: (803) 731-4321
                                    Fax:    (803) 731-1381
                                    As to Tenant:
                                    Premier Express Claims, Inc.
                                    720 Gracern Road, Suite 420
                                    Columbia, South Carolina  29210

or at such other addresses as the parties may from time to time designate in writing in the manner provided in this Paragraph.

         22. NON-DISTURBANCE AGREEMENT. This Lease is subject and subordinate to any first or existing mortgage which constitutes a lien on the Leased Property, and this Lease is also subordinate to all renewals, modifications, consolidations, replacements and extensions of said mortgages.


         23. ESTOPPEL CERTIFICATES. Each party shall, at any time and from time to time, as requested by the other party, upon not less than ten (10) days prior notice, execute and deliver to the requesting party a statement certifying that this Lease in unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the rent and additional sums due hereunder have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of it's obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge.


         24. MODIFICATIONS. There have been no representations, covenants or warranties by either party to the other which qualify, impair, modify or eliminate any terms, representations, covenants or warranties contained herein. No amendment to this Lease shall be effective unless the same shall be reduced to writing and signed by the parties hereto.


         25. REMEDIES. The specific remedies to which Landlord or Tenant may resort under the terms of this Lease are not cumulative and are not intended to be exclusive of any other remedies or means of redress to which they may be lawfully entitled in case of any breach or threatened breach by either of them of any provision of this Lease.


         26. SUCCESSION. All of the terms, covenants, and conditions of this Lease or any extension, amendment or modification thereto, shall inure to the benefit of and be binding upon the respective heirs, administrators, successors and assigns of the parties hereto.


         27. GOVERNING LAWS. This Lease shall be construed in accordance with, and performance hereunder shall be governed by, the laws of the State of South Carolina.


         28. LIENS. Tenant will not permit to be created nor to remain undischarged any lien, encumbrance, or charge (arising out of any work of any contractor, mechanic, laborer or material man or any mortgage, conditional sale, or security agreement) which might be or become a lien or encumbrance or charge upon the premises or any part thereof or the income therefrom, and Tenant will not suffer any other matter or thing whereby the estate, right and interest of Landlord in the premises or any part thereof might be impaired. If any lien or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work on the premises shall be filed against the premises or any part thereof, Tenant, within ten (10) days after notice of the filing thereof, will cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien or notice of lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgement in favor of the lienor with interest, costs, attorneys' fees and allowances. Any amount so paid by Landlord and all costs and expenses including attorneys' fees, incurred by Landlord in connection therewith, together with interest thereon at the maximum legal rate from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall constitute additional rent payable by Tenant under this lease and shall be paid by Tenant to Landlord on demand.


         29. SECURITY. As security for the faithful performance by Tenant of all the terms and conditions of this lease on Tenant's part to be performed, Tenant has deposited with Landlord the sum of Four Thousand Two Hundred and Fifty Dollars ($4,250.00). Such amount shall be returned to Tenant, without interest, within thirty (30) days after the day set forth for the expiration or sooner termination of the term herein if Tenant has fully and faithfully carried out all of the terms, covenants, and conditions of this lease on its part to be performed. Landlord shall have the right to apply any part of said deposit to cure any default of Tenant, including, but not limited to, damages and payment of rent. The application of said deposit shall be at the sole discretion of Landlord. It is expressly understood that this remedy is in addition to all other remedies vested in Landlord.

         In the event of sale of the Building or lease of the land on which it stands subject to this lease, Landlord shall have the right to transform the security to the purchaser and Landlord and his agent shall be released by Tenant from all liability for the return of such security and Tenant shall look to new landlord solely for the return of the said security. It is agreed that this provision shall apply to every transfer or assignment made of the security to a new landlord. The security deposited under this lease shall not be mortgaged, assigned, or encumbered by Tenant without the written consent of Landlord. In the event of any authorized assignment of this by Tenant the said security deposit shall be deemed to be held by Landlord as deposit made by the assignee and Landlord shall have no further liability with respect to the return of said security deposit to Tenant.


         30. COMMISSIONS. Landlord and Tenant acknowledges the service of Arnold Companies as Real Estate Broker in this transaction and in the consideration of the effort of said broker in obtaining Tenant herein, the Landlord does hereby agree to pay said broker for services rendered, commissions on the rental of the demised premises in accordance with their separate agreement. Both parties agree that no other broker is involved in connection with this lease.

         31. ERECTION AND REMOVAL OF SIGNS. Tenant may only upon the Landlord's prior approval place suitable signs on leased premises for the purpose of indicating the nature of the business carried on by Tenant in said premises; provided, however, that such signs shall be in keeping with other signs in the district where the leased premises are located; Tenant agrees to exonerate, save harmless, protect, and indemnify Landlord from and against any and all losses, damages, claims, suits, or actions and all costs and expenses including reasonable attorney's fees, in connection therewith, arising from any damage or injury to persons or property caused by an erection and maintenance of such signs or parts thereof, and insurance coverage for such signs shall be included in the public liability policy which Tenant is required to furnish. The location and size of such signs shall be approved by Landlord prior to their erection, and shall not damage the leased premises in any manner. At the termination of this Lease, Landlord may require that Tenant remove its sign, and any damage to the premises caused by removal shall be promptly repaired by Tenant.


         32. RELOCATION. In the event Landlord determines to utilize the demised premises for other purposes during the term of the Lease, Tenant agrees to relocate to other space in the building to be designated by Landlord, provided such other space is of equal or larger size than the demised premises, and has substantially the same number of exterior windows and other amenities. Landlord shall pay all reasonable out-of-pocket expenses incurred by Tenant in any such relocation, including the expenses of moving and reconstruction of all Tenant and Landlord improvements. In the event of any such relocation, this Lease shall continue in full force and effect without any change in the terms or other conditions, but with the new location substituted for old location described in Paragraph 1, page 1 of this Lease.

         33. ADDITIONAL PROVISIONS. Insofar as the following provisions conflict with any other provision in this lease the following controls:

               A. Base Rentals: The Tenant shall pay the following base rentals which do not include the payments of the Taxes and Assessments and Fire Insurance by Tenant in accordance with Paragraphs 6 and 8:

               B. Common Area Maintenance: The Tenant shall pay an amount of $0.0625 per month to the Landlord toward common area maintenance throughout the term of the lease. If the common area maintenance charges exceed $0.75 per year, Tenant will pay the increased difference.

               C. Interior Upfit: Landlord agrees to upfit Tenant space in accordance with exhibit A.

               D. Parking: Up to 60 spaces will be provided on the premises by Landlord at no additional cost to Tenant.

               E.   Option to Terminate:

                    After 36th month with payment of $30,476.00

                    After 48th month with payment of $16,476.00

               F. Option: Tenant has one 3 year option at rates to be negotiated.

Effective Date             Rate              Monthly Rent          Annual Rental
------------------ -------------------- --------------------- ------------------

 12-1-98                   $8.50               $4,250.00              $51,000.00
 12-1-99                   $8.50               $4,250.00              $51,000.00
 12-1-00                   $8.50               $4,250.00              $51,000.00
 12-1-01                   $8.50               $4,250.00              $51,000.00
 12-1-02                   $8.50               $4,250.00              $51,000.00


         IN WITNESS WHEREOF, each party hereto has caused this Lease to be executed, all as of the date first above written.




Witness                                 Landlord:

-----------------             By
                                   ----------------------------
                              Its
                                   ----------------------------
                              Date
                                   ----------------------------


Witness                                 Tenant:

-----------------             By
                                   ----------------------------
                              Its
                                   ----------------------------
                              Date
                                   ----------------------------